Codexis Adds Life Sciences Industry Veteran David V. Smith to Its Board of Directors

REDWOOD CITY, Calif. (March 3, 2016) – Codexis, Inc. (NASDAQ: CDXS), a leading developer of biocatalysts for the pharmaceutical and fine chemical industries, announces the appointment of David V. Smith to its Board of Directors, increasing the size of the Board to nine Directors. He brings to Codexis more than 30 years of financial and operational management experience that includes senior executive positions in multibillion-dollar life sciences companies.

“David’s impressive background includes developing innovative strategies that have supported growth and improved operations at some of the most prominent companies in our industry,” said Codexis President and CEO John Nicols. “We will look to his expertise and guidance as we further establish Codexis as a leader in developing enzymes that facilitate the efficient manufacture of pharmaceutical products and as we look to expand into adjacent markets. We are fortunate to have an executive of David’s caliber join our Board.”

Mr. Smith currently serves as Chief Operating Officer of IntegenX, a privately held company focused on rapid DNA identification technology, where he has been instrumental in refocusing the business, implementing operational controls and raising capital. He previously was Executive Vice President and Chief Financial Officer of Thoratec Corporation, a leader in developing therapies for advanced heart failure, where he led actions to improve financial controls, analytics and processes. Prior to that he held various financial management positions with Chiron Corporation, a multi-billion dollar biotechnology company, advancing to Vice President and Chief Financial Officer. He also served as Vice President, Finance and Chief Financial Officer of Anergen, Inc. and held various financial management positions with Genentech, Inc., in both the United States and Europe.

Mr. Smith holds a BA in economics and history from Willamette University and an MBA in finance from Golden Gate University. He is a Director and Chair of the Audit Committee of publicly traded OncoGenex Pharmaceuticals Inc.

About Codexis, Inc.
Codexis, Inc. is a leading developer of biocatalysts for pharmaceutical and fine chemical production. The company’s patent portfolio includes more than 850 patents and patent applications worldwide that cover its novel enzymes and proprietary methods for engineering new enzymes and other proteins. Codexis’ proven technology enables implementation of biocatalytic solutions to meet customer needs for rapid, cost-effective and sustainable manufacturing. For more information, see www.codexis.com.

Forward-Looking Statements
This press release contains forward-looking statements relating to Codexis’ ability to establish itself as a leader in developing enzymes for the pharmaceutical industry and expand into adjacent markets. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Codexis' control and that could materially affect actual results.. Factors that could materially affect actual results include Codexis' dependence on its licensees and collaborators; Codexis' dependence on a limited number of products and customers in its biocatalysis business; potential adverse effects to Codexis' business if its customers' pharmaceutical products are not received well in the markets; Codexis' ability to develop and commercialize new products for the biocatalysis markets; Codexis' dependence on a limited number of contract manufacturers for large-scale production of its enzymes; Codexis' ability to deploy its technology platform in new market spaces; Codexis' dependence on key personnel; risks associated with Codexis' international business; the cost of compliance with European Union chemical regulations; adverse effects of regulatory tax examinations; and risks associated with the patent litigation that Codexis initiated in February 2016. Additional factors that could materially affect actual results can be found in Codexis' Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 6, 2015, including under the caption “Risk Factors,” and in Codexis’ Quarterly Reports on Form 10-Q filed with the SEC on May 7, 2015, August 11, 2015 and on November 6, 2015. Codexis expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Codexis Contacts:

Investors
LHA
Jody Cain, 310-691-7100
jcain@lhai.com

Media
That’s Nice LLC
Guy Tiene, 212-366-4455
Guy@thatsnice.com
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